Exhibit 99.7

Pld community Bancorp P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/PDLB Cast your vote online. Have your Proxy Card ready Follow the simple instructions to record your votePHONE Call 1-866-430-8264 Use any touch-tone telephone, 24 hours a day, 7 days a week Have your Proxy Card ready Follow the simple recorded instructions to record your vote MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card Form in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: CONTROL NUMBER Revocable Proxy PDL Community Bancorp Special Meeting of Stockholders For Stockholders as of [_____], 2021 DATE: [_______], [_______] 2021 TIME: [10:00 AM], Local Time PLACE: 2244 Westchester Avenue, Bronx, New York, 10462 This proxy is being solicited on behalf of the Board of Directors PDL Community Bancorp’s Proxy Materials, including the Notice of the Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available on the Internet at: www.proxydocs.com/PDLB The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors of PDL Community Bancorp, a f ederally-chartered, publicly-traded stock holding company (the “Company”), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at 2244 Westchester Avenue, Bronx, New York on [_______], 2021 at 10:00 a.m. local time, or at any adjournment thereof. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated below. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on [_______], 2021. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK YOUR VOTE ON THE REVERSE SID

PDL Community Bancorp

Special Meeting of Stockholders

Please make your marks like this: X Use dark black pencil or pen only
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BELOW-LISTED PROPOSALS.

Proposals	YOUR VOTE FOR	AGAINST	ABSTAIN	The Board of Directors Recommends
1. The approval of a plan of conversion and reorganization, as amended to date, whereby Ponce Bank Mutual Holding Company ("Ponce Bank MHC") and PDL Community Bancorp, will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement.	☐	☐	☐	FOR
2. The approval of the funding of the Ponce De Leon Foundation with a contribution equal to 3% of the shares sold in the concurrent offering, up to 416,588 shares of common stock at the adjusted maximum of the shares to be offered, and $1.0 million in cash, for a total contribution of up to $5.2 million.	☐	☐	☐	FOR
3. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization, as amended to date, and/or the funding of the Ponce De Leon Foundation.	☐	☐	☐	FOR
4. The following informational proposals:				
4.a. Approval of a provision in Ponce Financial Group, Inc.'s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Ponce Financial Group, Inc.'s articles of incorporation;	☐	☐	☐	FOR
4.b. Approval of a provision in Ponce Financial Group, Inc.'s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Ponce Financial Group, Inc.'s bylaws;	☐	☐	☐	FOR
4.c. Approval of a provision in Ponce Financial Group, Inc.'s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Ponce Financial Group, Inc.'s outstanding voting stock; and	☐	☐	☐	FOR

Such other business as may properly come before the Special Meeting.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION, AS AMENDED TO DATE, WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF PONCE FINANCIAL GROUP, INC. (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON SHAREHOLDER RIGHTS PROVISIONS AND THE ESTABLISHMENT OF A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE DEPOSITORS OF PONCE BANK) AND THE AMENDMENTS TO PONCE BANK'S CHARTER TO PROVIDE FOR RESTRICTIONS ON THE OWNERSHIP OF 10% OR MORE OF PONCE BANK'S COMMON STOCK AND A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE DEPOSITORS.

THE PROVISIONS OF PONCE FINANCIAL GROUP, INC.'S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 4a THROUGH 4c WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF PDL COMMUNITY BANCORP APPROVED THE PLAN OF CONVERSION AND REORGANIZATION, AS AMENDED TO DATE. THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN OF CONVERSION AND REORGANIZATION, AS AMENDED TO DATE. WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED WILL BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN OF CONVERSION AND REORGANIZATION, AS AMENDED TO DATE, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

Should the below-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of PDL Community Bancorp at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of PDL Community Bancorp at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The below-signed acknowledges receipt from PDL Community Bancorp prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated [__________], 2021.

☐ **Check here if you plan to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

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